UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                     S-1

                       POST-EFFECTIVE AMENDMENT NO. 1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LINCOLN FLOORPLANNING CO., INC.
            (Exact name of registrant as specified in its charter)

         Nevada                      6199                      22-3969766
(State or Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or           Classification Code             Identification
 Organization)              Number)                         Number)

       1326 South Ridgewood Avenue, Suite 8B, Daytona Beach, FL 32114
                                (386) 258-1678

  (Address including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            Richard R. Cook, Esq.
                       Lincoln Floorplanning Co., Inc.
        1326 South Ridgewood Avenue, Suite 8B, Daytona Beach, FL 32114
                                (386) 258-1678

            (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

  Copies of all communications including all communications sent to the agent for service should be sent to:

                            Richard R. Cook, Esq.
                       Lincoln Floorplanning Co., Inc.
        1326 South Ridgewood Avenue, Suite 8B, Daytona Beach, FL 32114

Approximate date of commencement of proposed sale to the public:  N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [   ]	            Accelerated filer  [   ]
Non-accelerated filer [   ] 		    Smaller reporting company [X]


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EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to close the Company's offering early. The offering was originally to expire March 30, 2010. By this post effective amendment the offering closed as of 12 midnight December 8, 2009.

The Registration Statement also covered the registration of 1,065,000 shares of selling shareholders stock. This amendment does not affect the registration of those shares.

The Company has not obtained a market maker because FINRA will not allow a broker to quote the stock while the Company has an effective Offering open.
The Company feels this position by FINRA denies Lincoln access to the public markets because it is a small issuer. The Public Offering that became effective July 7, 2009 through an S-1 Registration clearly stated Lincoln's intention to obtain a broker and sell its IPO on the NASDAQ Bulletin Board. The Company, after closing this offering, intends to have a broker file a form 211 with FINRA to be able to quote the stock. Lincoln will then file another S-1 Registration.

DEREGISTRATION OF UNSOLD SECURITIES

The company sold 1,442,500 shares of stock pursuant to the registration statement. The remaining 2,557,500 shares registered are therefore now deregistered since Lincoln is a shell Company and cannot have an open ended or shelf registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to registration statement
No. 333-156277 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of DeLand, Florida of the United States.

                             Lincoln Floorplanning Co., Inc.


Date: December 9, 2009		  By: /s/ Timothy L. Kuker
				      Timothy L. Kuker, President and Chief
				      Executive Officer

Date: December 9, 2009		  By: /s/ Steven G. Salmond
				      Steven G. Salmond Chief Financial Officer



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Pursuant to the requirements of the Securities Act of 1933, this Post Effective
Amendment No. 1 to registration statement No. 333-156277 has been signed by the following persons in the capacities and on the dates indicated:

Name 	 	               Position	 	                Date

/s/ Timothy L. Kuker 	    Chairman of the Board,       	12/09/2009
______________________ 	    Chief Executive Officer and
Timothy L. Kuker	    Director


/s/ Steven G. Salmond       Secretary, Treasurer and Director   12/09/2009
______________________
Steven G. Salmond


/s/ Ronald S. Worl          Vice President and Director         12/09/2009
______________________
Ronald S. Worl


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